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                                                                    EXHIBIT 99.1

                                          FOR IMMEDIATE RELEASE
Contacts:
                                          Donald C. Weinberger,
Robert F. Apple,                          Wolfe Axelrod Weinberger Assoc. LLC,
Chief Operating & Financial Officer,      212-370-4500, 212-370-4505 fax
InKine, 215-283-6850                      don@wolfeaxelrod.com


              INKINE ELIMINATES $13 MILLION IN SENIOR SECURED DEBT

BLUE BELL, PA July 10, 2003 - InKine Pharmaceutical Company, Inc. (Nasdaq: INKP) today announced that on June 30, 2003 it entered into a Conversion Agreement with the holders of the Company's Senior Secured Convertible Notes in which the noteholders agreed to convert all $13 million of the outstanding Notes into InKine common stock.

"The early conversion of the convertible notes will have a significant positive impact on our financial statements beyond Q2 2003. As a result of the conversion, we will be able to avoid up to $5.1 million in future cash coupon and maturity premium charges and accelerate approximately $1.1 million in future non-cash warrant accretion and beneficial conversion charges," said Robert F. Apple, Chief Operating and Financial Officer of InKine. "With the continuing strong performance of Visicol in the market, a stronger balance sheet and reduced future debt service burden, we are poised to bring InKine to operating profitability this year," Mr. Apple added.

The executed Conversion Agreement requires that the noteholders convert all of their $13 million in Senior Secured Convertible Notes at $1.85 per share in accordance with the original terms of the Notes, which were issued on December 17, 2002. All interest ceased to accrue on the Notes effective June 17, 2003, the date of the last coupon interest payment. As an inducement for the conversion of all of the $13 million in Notes, the Company paid the noteholders aggregate cash consideration of $750,000. In addition, the Company provided certain limited rights with respect to possible future Company financings and the noteholders agreed to certain limitations on the amount of shares that could be sold by them in a given time period. The Company expects to incur a charge of approximately $1.9 million as a result of the executed Conversion Agreement.

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About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded specialty biopharmaceutical company focused on the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's first product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is a novel oral hyoscyamine spray for the treatment of a variety of indications. Additionally, the Company has other development programs such as Colirest(TM), which is in clinical trials for the treatment of Crohn's disease and completed Phase II trials for the treatment of ulcerative colitis. For further information, please visit InKine on its web site http://www.inkine.com.

In addition to historical facts or statement of current condition, this press release may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of

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words in the statements such as "anticipate," "estimate," "expect," "project,"
"intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

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